Exhibit 3.2

                    Bylaws, as amended, of North Bay Bancorp




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                                     BYLAWS

                                       OF

                                NORTH BAY BANCORP



                            A California Corporation


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                                TABLE OF CONTENTS


ARTICLE I. Offices.............................................................1

          Section 1.       Principal Office....................................1

          Section 2.       Other Offices.......................................1

ARTICLE II. Meetings of Shareholders...........................................1

          Section 3.       Place of Meetings...................................1

          Section 4.       Annual Meetings.....................................1

          Section 5.       Special Meetings....................................2

          Section 6.       Notice of Shareholders' Meetings....................2

          Section 7.       Quorum..............................................2

          Section 8.       Adjourned Meeting...................................3

          Section 9.       Waiver or Consent by Shareholders...................3

          Section 10.      Action Without Meeting..............................3

          Section 11.      Voting Rights; Cumulative Voting....................4

          Section 12.      Proxies.............................................4

          Section 13.      Voting by Joint Holders or Proxies..................4

          Section 14.      Inspectors of Election..............................5


ARTICLE III. Directors; Management.............................................5

          Section 15.      Powers..............................................5

          Section 16.      Number and Qualification of Directors...............5

          Section 17.      Election and Term of Office.........................6

          Section 18.      Removal of Directors................................6

          Section 19.      Vacancies...........................................6

          Section 20.      Place of Meetings...................................7

          Section 21.      Organizational Meetings.............................7

          Section 22.      Other Regular Meetings..............................7

          Section 23.      Special Meetings....................................7

          Section 24.      Quorum..............................................7

          Section 25.      Contents of Notice and Waiver of Notice.............8

          Section 26.      Adjournment.........................................8

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          Section 27.      Notice of Adjournment...............................8

          Section 28.      Telephone Participation.............................8

          Section 29.      Action Without Meeting..............................8

          Section 30.      Fees and Compensation...............................8


ARTICLE IV. Officers...........................................................8

          Section 31.      Officers............................................8

          Section 32.      Election............................................9

          Section 33.      Subordinate Officers................................9

          Section 34.      Removal and Resignation.............................9

          Section 35.      Vacancies...........................................9

          Section 36.      Chairman of the Board..............................10

          Section 37.      President..........................................10

          Section 38.      Vice Presidents....................................10

          Section 39.      Secretary..........................................10

          Section 40.      Chief Financial Officer............................11


ARTICLE V. General Corporate Matters..........................................11

          Section 41.      Record Date and Closing of Stock Books.............11

          Section 42.      Corporate Records and Inspection by Shareholders...12

          Section 43.      Checks, Drafts, Evidences of Indebtedness..........12

          Section 44.      Corporate Contracts and Instruments; How Executed..12

          Section 45.      Stock Certificates.................................12

          Section 46.      Lost Certificates..................................12

          Section 47.      Reports to Shareholders............................13

          Section 48.      Indemnity of Officers, Directors, etc..............13

          Section 49.      Fiscal Year........................................13

          Section 50.      Construction and Definitions.......................13


ARTICLE VI. Amendments........................................................13

          Section 51.      Amendments by Shareholders.........................13

          Section 52.      Amendment by Directors.............................13

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                                     BYLAWS

                                       OF

                                NORTH BAY BANCORP

                           (A California Corporation)


                                   ARTICLE I.

                                     Offices

         Section 1. Principal Office. The principal executive office in the State of California for the transaction of the business of the corporation (called the principal office) is fixed and located at 1500 Soscol Avenue, Napa, California, 94559.


         The Board of Directors shall have the authority from time to time to change the principal office from one location to another within or without the State by amending this Section 1 of the Bylaws.

         Section 2. Other Offices. One or more branches or other subordinate offices may at any time be fixed and located by the Board of Directors at such place or places within or without the State of California as it deems appropriate.

                                  ARTICLE II.

                            Meetings of Shareholders

         Section 3. Place of Meetings. Meetings of the shareholders shall be held at any place within the State of California that may be designated either by the Board of Directors in accordance with these Bylaws. If no such designation is made, the meetings shall be held at the principal office of the corporation.

         Section 4. Annual Meetings. The annual meeting of the shareholders shall be held on the 4th Tuesday of April of each year. The exact date and time of such annual meeting shall be fixed by resolution of the Board of Directors; provided, however, that should such day fall on a legal holiday, then the meeting shall be held on the next succeeding business day, at which time the shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation, and transact such other business as may properly be brought before the meeting.

         If the annual meeting of shareholders shall not be held during the time above specified, the Board of Directors shall cause such a meeting to be held as soon thereafter as convenient and

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any business transacted or election held at such meeting shall be as valid as if transacted or held at an annual meeting during the time above specified.

         Section 5. Special Meetings. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by a majority of the Board of Directors, the Chairman of the Board of Directors, the President, or by holders of shares entitled to cast not less than 10 percent (10%) of the votes at the meeting.

         Section 6. Notice of Shareholders' Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than 10 (or, if sent by third class mail, 30) nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of Section 601(f) of the California Corporations Code, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

         Notice of a shareholders' meeting shall be given either personally or by first class mail, or, if the corporation has outstanding shares held of record by 500 or more persons (determined as provided in Section 605 of the California Corporations Code) on the record date for the shareholders' meeting, notice may be sent by third class mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal office of the corporation is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

         If any notice addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder to the principal office of the corporation for a period of one year from the date of the giving of the notice to all other shareholders.

         Upon request in writing to the Chairman of the Board of Directors, the President, or the Secretary by any person entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request.

         Section 7. Quorum. The presence at any meeting, in person or by proxy, of persons entitled to vote a majority of the voting shares of the corporation shall constitute a quorum for the transaction of business. Shareholders present at a valid meeting at which a quorum is initially present may continue to do business until adjournment notwithstanding the withdrawal

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of enough  shareholders to leave less than a quorum,  if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         Section 8. Adjourned Meeting. Any annual or special shareholders' meeting may be adjourned from time to time, even though a quorum is not present, by vote of the holders of a majority of the voting shares present at the meeting either in person or by proxy, provided that in the absence of a quorum, no other business may be transacted at the meeting except as provided in Section 7 of these Bylaws.

         Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         Section 9. Waiver or Consent by Shareholders. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by Section 6 of these Bylaws or Section 601(f) of the California Corporations Code to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as provided in Section 601(f) of the California Corporations Code.

         Section 10. Action Without Meeting. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, except that unanimous written consent shall be required for election of directors to non-vacant positions.

         Unless the consents of all shareholders entitled to vote have been solicited or received in writing, notice shall be given to non-consenting shareholders to the extent required by Section 603(b) of the California Corporations Code.

         Any shareholder giving written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the corporation prior to the time that

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written  consents of the number of shares  required to  authorize  the  proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

         Section 11. Voting Rights; Cumulative Voting. Only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the record date fixed by the Board of Directors as provided in Section 41 of these Bylaws for the determination of shareholders of record shall be entitled to notice of and to vote at such meeting of shareholders.

         Except as provided in the next following sentence and except as may be otherwise provided in the Articles of Incorporation, each shareholder entitled to vote shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders. In the election of directors, each such shareholder complying with the following paragraph may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit.

         No shareholder shall be entitled to cumulate votes in favor of any candidate or candidates unless such candidate's or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, such fact shall be announced to all shareholders and proxies present, who may then cumulate their votes for candidates in nomination.

         In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected.

         Voting may be by voice or ballot, provided that any election of directors must be by ballot upon the demand of any shareholder made at the meeting and before the voting begins.

         Section 12. Proxies. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. All proxies must be in writing and must be signed by the shareholder confirming the proxy or his or her attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in Section 705 of the California Corporations Code. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting, by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

         Section 13. Voting by Joint Holders or Proxies. Shares or proxies standing in the names of two or more persons shall be voted or represented in accordance with the provisions of Section 704

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of the  California  Corporations  Code,  so that, if only one of such persons is present in person or by proxy, that person shall have the right to vote all such shares, and all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum.

         Section 14. Inspectors of Election. In advance of any meeting of shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the Chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

         The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; receive votes, ballots or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when the polls shall close; determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

                                  ARTICLE III.

                              Directors; Management

         Section 15. Powers. Subject to any provisions of the Articles of Incorporation, of the Bylaws and of law limiting the powers of the Board of Directors or reserving powers to the shareholders, the Board of Directors shall, directly or by delegation, manage the business and affairs of the corporation and exercise all corporate powers permitted by law.

         Section 16. Number and Qualification of Directors The authorized number of directors shall be not less than six (6) nor more than eleven (11), until changed by amendment of the Articles of Incorporation or, if not prohibited by the Articles, by an amendment of this bylaw adopted by the shareholders. The exact number of directors within said range is fixed at eight (8) and may be reduced or increased within said range by a resolution duly adopted by the Board of Directors. Directors need not be shareholders of the corporation. No reduction of the authorized number of directors shall have the effect of removing any director before his or her term of office expires."

         Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the corporation not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of

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directors; provided however, that if less than 21 days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the corporation not later than the close of business on the tenth day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third class mail as permitted by Section 6 of these Bylaws, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which directors are to be elected.

         Section 17. Election and Term of Office. The directors shall be elected annually by the shareholders at the annual meeting of the shareholders; provided, that if for any reason, said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall, except as provided in
Section 18 of these Bylaws, begin immediately after their election and shall continue until their respective successors are elected and qualified.

         Section 18. Removal of Directors. A director may be removed from office by the Board of Directors if he or she is declared of unsound mind by an order of court or convicted of a felony. Any or all of the directors may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors; however, unless the entire Board of Directors is removed, an individual director shall not be removed if the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast, or, if such action is taken by written consent, all shares entitled to vote were voted, and the entire number of directors authorized at the time of the director's most recent election were then being elected. A director may also be removed from office by the Superior Court of the county in which the principal office is located, at the suit of shareholders holding at least ten percent (10%) of the number of outstanding shares of any class, in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation, in the manner provided by law.

         Section 19. Vacancies. A vacancy or vacancies on the Board of Directors shall exist on the death, resignation, or removal of any director, or if the authorized number of directors is increased or the shareholders fail to elect the full authorized number of directors.

         Except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the remaining directors although less than a quorum, or by a sole remaining director, and each director elected in this manner shall hold office until his or her successor is elected at an annual or special shareholders' meeting.

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         The  shareholders  may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.

         Any director may resign effective upon giving written notice to the Chairman of the Board of Directors, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

         Section 20. Place of Meetings. Regular and special meetings of the Board of Directors shall be held at any place within the State of California that is designated by resolution of the Board or, either before or after the meeting, consented to in writing by all the Board members. If the place of a regular or special meeting is not fixed by resolution or written consents of the Board, it shall be held at the corporation's principal office.

         Section 21. Organizational Meetings. Immediately following each annual shareholders' meeting, the Board of Directors shall hold a regular meeting to organize, elect officers, and transact other business. Notice of this meeting shall not be required.

         Section 22. Other Regular Meetings. Other regular meetings of the Board of Directors shall be held at least once each calendar month at such time and place as the Board of Directors by resolution shall determine. Notice of these regular meetings shall not be required.

         Section 23. Special Meetings. Special meetings of the Board of Directors for any purpose may be called at any time by the Chairman of the Board of Directors, or the President, or any Vice President, or the Secretary, or any two directors.

         Special meetings of the Board shall be held upon four days' notice by mail or 48 hours' notice delivered personally or by telephone, including a voice messaging system or other technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States Mails, postage prepaid. Any other written notice, including facsimile, telegram or electronic mail message, shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone, including a voice messaging system or other system or technology designed to record or communicate messages, or wireless, to the recipient, including the recipient's designated voice mailbox or address on such system, or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

         Section 24. Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn a meeting under Section 26 of these Bylaws. Every act done or decision made by a majority of the directors present at a meeting at which a quorum is present shall be regarded as the act of the Board of Directors, unless the vote of a greater number is required by law, the Articles of Incorporation, or these

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Bylaws,  and subject to the  provisions of Section 310 and Section 317(e) of the
California Corporations Code. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by a majority of the required quorum for such meeting.

         Section 25. Contents of Notice and Waiver of Notice. Neither the business to be transacted at, nor the purpose of, any regular or special Board meeting need be specified in the notice or waiver of notice of the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, either before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to said director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 26. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

         Section 27. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place are fixed at the meeting being adjourned, except that if the meeting is adjourned for more than 24 hours such notice shall be given prior to the adjourned meeting to the directors who were not present at the time of the adjournment.

         Section 28. Telephone Participation. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meetings can hear one another. Such participation constitutes presence in person at such meeting.

         Section 29. Action Without Meeting. The Board of Directors may take any action without a meeting that may be required or permitted to be taken by the Board at a meeting, if all members of the Board individually or collectively consent in writing to the action. The written consent or consents shall be filed in the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same effect as a unanimous vote of directors.

         Section 30. Fees and Compensation. Directors and members of committees shall receive neither compensation for their services nor reimbursement for their expenses unless these payments are fixed by resolution of the Board. This Section shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for those services.

                                  ARTICLE IV.

                                    Officers

         Section 31. Officers. The officers of the corporation shall be a President, a Chief Financial Officer and a Secretary. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board and a Vice Chairman of the Board (each of whom shall be chosen from the Board of Directors), one or more Vice Presidents, one or more Cashiers, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Cashiers and/or Financial Officers, and any other officers who may be appointed under Section 33 of these Bylaws. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity unless authorized to do so generally or in the specific instance by the Board of Directors.

         Any officer of the corporation may be excluded by resolution of the Board of Directors or by a provision of these Bylaws from participation, other than in the capacity of a director, in major policy making functions of the corporation.

         Upon direction by the Board of Directors, any officer or employee of the corporation so designated shall give bond of suitable amount with security to be approved by the Board of Directors, conditioned on the honest and faithful discharge of his or her duties as such officer or employee. At the discretion of the Board, such bonds may be schedule or blanket form and the premiums shall be paid by the corporation. The amount of such bonds, the form of coverage, and the name of the company providing the surety therefor shall be reviewed annually by the Board of Directors. Action shall be taken by the Board at that time approving the amount of the bond to be provided by each officer and employee of the corporation for the ensuing year.

         Section 32. Election. The officers of the corporation, except those appointed under Section 33 of these Bylaws, shall be chosen annually by the Board of Directors, and each shall hold his or her office until he or she resigns or is removed or otherwise disqualified to serve, or his or her successor is elected and qualified.

         Section 33. Subordinate Officers. The Board of Directors may elect or appoint, and may authorize the President or the Chief Executive Officer to appoint, any other officers that the business of the corporation may require, each of whom shall hold office for the period, have the authority, and perform the duties specified in the Bylaws or by the Board of Directors.

         Section 34. Removal and Resignation. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed with or without cause either by the Board of Directors at any time or, except for an officer chosen by the Board, by any officer on whom the power of removal may be conferred by the Board.

         Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the corporation, but such notice shall not prejudice the rights, if any, of the corporation under any contract of employment to which the officer is a party. An officer's resignation shall take effect when it is received or at any later time specified in the resignation. Unless the resignation specifies otherwise, its acceptance by the corporation shall not be necessary to make it effective.

         Section 35. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in the Bylaws for regular election or appointment to the office.

         Section 36. Chairman of the Board. The Board of Directors may appoint one of its members to be the Chairman to serve at the pleasure of the Board of Directors. If appointed, the Chairman shall preside at all meetings of the Board of Directors and of the shareholders of the corporation and shall supervise the carrying out of the policies adopted or approved by the Board of Directors; shall have general executive powers, as well as the specific powers conferred by these Bylaws; and, shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the Board of Directors.

         Section 37. President. The President shall be the corporation's chief executive officer and shall, subject to the control of the Board of Directors, have general supervision, direction, and control over the corporation's business and officers. In the absence of the Chairman, the President shall preside at any meeting of the Board of Directors or the shareholders of the corporation. The President shall have general executive powers, shall be ex officio a member of all the standing committees except the Audit Committee, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Office of President, or imposed by these Bylaws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the Board of Directors.

         Section 38. Vice Presidents. If the President is absent or is unable or refuses to act, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions on, the President. Each Vice President shall have any other duties that are prescribed for said Vice President by the Board of Directors or the Bylaws.

         Section 39. Secretary. The Secretary shall keep or cause to be kept and shall make available at the principal office and any other place that the Board of Directors specifies, a book of minutes of all directors' and shareholders' meetings. The minutes of each meeting shall state the time and place that it was held; whether it was regular or special; if a special meeting, how it was authorized; the notice given; the names of those present or represented at shareholders' meetings; and the proceedings of the meetings. A similar minute book shall be kept for each committee of the Board.

         The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the shareholders' names and addresses, the number and classes of shares held by each, the number and date of each certificate issued for these shares, and the number and date of cancellation of each certificate surrendered for cancellation.

         The Secretary shall give, or cause to be given, notice of all directors' and shareholders' meetings required to be given under these Bylaws or by law, shall keep the corporate seal in safe custody, and shall have any other powers and perform any other duties that are prescribed by the Board of Directors or these Bylaws.

         The Secretary shall be deemed not to be an executive officer of the corporation and the Secretary shall be excluded from participation, other than in the capacity of director if the Secretary is also a director, in major policy making functions of the corporation.

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


         Section 40. Chief Financial Officer. The Chief Financial Officer shall be the corporation's chief financial officer and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares and shall file or cause to be filed all regulatory reports required pursuant to law or regulation. The books of account shall at all reasonable times be open to inspection by any director.

         The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the corporation with the depositories designated by the Board of Directors. The Chief Financial Officer shall disburse the corporation's funds as ordered by the Board of Directors; shall render to the President and directors, whenever they request it, an account of all his transactions as Chief Financial Officer and of the corporation's financial condition; and shall have any other powers and perform any other duties that are prescribed by the Board of Directors or Bylaws.

         If required by the Board of Directors, the Chief Financial Officer shall give the corporation a bond in the amount and with the surety or sureties specified by the Board for faithful performance of the duties of that person's office and for restoration to the corporation of all its books, papers, vouchers, money, and other property of every kind in that person's possession or under that person's control on that person's death, resignation, retirement, or removal from office.

                                   ARTICLE V.

                            General Corporate Matters

         Section 41. Record Date and Closing of Stock Books. The Board of Directors may fix a time in the future as a record date for determining shareholders entitled to notice of and to vote at any shareholders' meeting; to receive any dividend, distribution, or allotment of rights; or to exercise rights in respect of any other lawful action, including change, conversion, or exchange of shares. The record date shall not, however, be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action. If a record date is fixed for a particular meeting or event, only shareholders of record on that date are entitled to notice and to vote and to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

         A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days.

         If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

         Section 42. Corporate Records and Inspection by Shareholders. Books and records of account and minutes of the proceedings of the shareholders, Board, and committees of the Board shall be kept available at the principal office for inspection by the shareholders to the extent required by Section 1601 of the California Corporations Code.

         Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and make extracts.

         Section 43. Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes, and all mortgages, or other evidences of indebtedness, issued in the name of or payable to the corporation, and all assignments and endorsements of the foregoing, shall be signed or endorsed by the person or persons and in the manner specified by the Board of Directors.

         Section 44. Corporate Contracts and Instruments; How Executed. Except as otherwise provided in the Bylaws, officers, agents, or employees must be authorized by the Board of Directors to enter into any contract or execute any instrument in the corporation's name and on its behalf. This authority may be general or confined to specific instances.

         Section 45. Stock Certificates. One or more certificates for shares for the corporation's capital stock shall be issued to each shareholder for any of such shareholder's shares that are fully paid. The corporate seal or its facsimile may be fixed on certificates. All certificates shall be signed by the Chairman of the Board, President, Chief Financial Officer and Secretary, or Assistant Secretary. Any or all of the signatures on the certificate may be facsimile signatures.

         Section 46. Lost Certificates. No new share certificate that replaces an old one shall be issued unless the old one is surrendered and canceled at the same time; provided, however, that if any share certificate is lost, stolen, mutilated or destroyed, the Board of Directors may authorize issuance of a new certificate replacing the old one on any terms and conditions, including reasonable arrangement for indemnification of the corporation, that the Board may specify.

         Prior to the due presentment for registration of transfer in the stock transfer book of the corporation, the registered owner shall be treated as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as expressly provided otherwise by the laws of the State of California.

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


         Section 47. Reports to Shareholders. The requirement for the annual report to shareholders referred to in Section 1501(a) of the California Corporations Code is hereby expressly waived so long as there are less than 100 holders of record of the corporation's shares. The Board of Directors shall cause to be sent to the shareholders such annual or other periodic reports as the Board considers appropriate or as otherwise required by law.

         If no annual report for the last fiscal year has been sent to shareholders, the corporation shall, upon the written request of any shareholder made more than 120 days after the close of such fiscal year, deliver or mail to the person making the request within 30 days thereafter the financial statements referred to in Section 1501(a) for such year.

         Section 48. Indemnity of Officers, Directors, etc. The corporation shall indemnify its "agents", as defined in Section 317 of the California Corporations Code, to the full extent permitted by said Section, as amended from time to time, or as permitted by any successor statute to said Section.

         Section 49. Fiscal Year. The fiscal year of this corporation shall begin on the first day of January and end on the 31st day of December of each year.

         Section 50. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions in the California Corporations Code shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular includes the plural, the plural includes the singular and the term "person" includes both a corporation and a natural person.

                                  ARTICLE VI.

                                   Amendments

         Section 51. Amendments by Shareholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote.

         Section 52. Amendment by Directors. Subject to the right of shareholders under the preceding Section 51, new bylaws may be adopted, or these Bylaws may be amended, or repealed by the Board of Directors, except that only the shareholders can adopt a by-law or amendment thereto which specifies or changes the number of directors on a fixed-number Board of Directors or the minimum or maximum number of directors on a variable-number Board of Directors, or which changes from a fixed-number Board of Directors to a variable-number Board of Directors or vice versa.

                            CERTIFICATE OF SECRETARY


         I, the undersigned, certify that:

         1. I am the duly elected and acting Secretary of North Bay Bancorp, a California corporation; and

         2. The foregoing Bylaws, consisting of thirteen (13) pages, are the Bylaws of this corporation as duly adopted by Resolutions of the Sole Incorporator dated June18, 1999 and as amended by the written consent of North Bay Bancorp's shareholders on October 18, 1999.

         IN WITNESS WHEREOF, I have subscribed my name and affixed the seal of this corporation on December 13, 1999.



                                    /s/ Wyman G. Smith III
                                    --------------------------------
                                    Wyman G. Smith, III
                                    Secretary

                                      -14-